Exhibit 99.1

FOR IMMEDIATE RELEASE
HC2 TO ACQUIRE MAJORITY INTEREST IN DTV AMERICA

NEW YORK, June 27, 2017 (GlobeNewswire) -- HC2 Holdings, Inc. (“HC2”) (NYSE:HCHC), a diversified holding company, announced today that a subsidiary of HC2 Holdings has agreed to enter into a series of transactions that, if approved by the Federal Communications Commission (“FCC”), will result in HC2 and its subsidiaries owning over 50% of shares of common stock of DTV America Corporation (“DTVA”).

DTVA is an aggregator and operator of low power television (“LPTV”) licenses and stations across the United States. DTVA currently owns and operates 52 LPTV stations in more than 40 U.S. cities. DTVA’s distribution platform currently provides carriage for more than 30 television broadcast networks, including QVC, Accuweather, American Sports Network (Sinclair), GetTV (Sony), MyNet (Fox), Telemundo (NBC), CoziTV (NBC), NewsMax, Azteca, Estrella TV and Cheddar. Importantly, DTVA maintains a focus on technological innovation. DTVA exclusively adopted Internet Protocol (IP) as a transport to provide Broadcast-as-a-Service, making it the only adopter of all IP-transport to the home.

Philip Falcone, HC2’s Chairman, President and Chief Executive Officer, stated, “This investment is another meaningful addition to our dynamic and strategic portfolio of assets. DTVA is the largest broadcast distribution platform in the U.S., with valuable assets and substantial and growing market share among television households located in important geographies, and we believe is poised to capitalize on a number of compelling opportunities.”

Further details regarding these transactions will be provided in a filing with the Securities and Exchange Commission on Form 8-K. All of these transactions are subject to FCC approval and other customary closing conditions.

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across seven reportable segments, including Construction, Marine Services, Energy, Telecommunications, Life Sciences, Insurance and Other. HC2's largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

About DTVA

DTV America Corporation (DTVA) was formed in May 2010 as an aggregator and operator of low power television (“LPTV”) licenses and stations across the U.S. DTVA currently owns and operates 52 LPTV stations in over 40 US cities today along with a portfolio of more than 400 LPTV licenses and Construction Permits.

Cautionary Statement Regarding Forward Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including statements regarding the commencement or completion of the offering. Generally, forward-looking statements include information describing the offering and other actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, statements regarding our expectation regarding building shareholder value. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, the ability of our subsidiaries (including, target businesses following their acquisition) to generate sufficient net income and cash flows to make upstream cash distributions, capital market conditions, our and our subsidiaries’ ability to identify any suitable future acquisition opportunities, efficiencies/cost avoidance, cost savings, income and margins, growth, economies of scale, combined operations, future economic performance, conditions to, and the timetable for, completing the integration of financial reporting of acquired or target businesses with HC2 or the applicable subsidiary of HC2, completing future acquisitions and dispositions, litigation, potential and contingent liabilities, management’s plans, changes in regulations and taxes.

These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For information on HC2 Holdings, Inc., please contact:

Andrew G. Backman
Managing Director - Investor Relations & Public Relations
abackman@hc2.com
212-339-5836